Exhibit 99.1

ENGLISH TRANSLATION

CONFIDENTIAL TREATMENT REQUESTED BY ECO TELECOM LIMITED

AND ALTIMO HOLDINGS & INVESTMENTS LIMITED

*** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL

TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION

ADDENDUM NO. 4

TO THE LOAN AGREEMENT NO. 110100/R1

between the state corporation “Bank for Development and Foreign Economic

Affairs (Vnesheconombank)” and “Eco Telecom Limited”

Moscow	26 January 2010

The state corporation “Bank for Development and Foreign Economic Affairs (Vnesheconombank)”, hereinafter referred to as the “Bank”, represented by its Deputy Chairman, Mr. Anatoliy B. Ballo, acting under a Power of attorney No. 484/150000 dated 24 December 2007, registered in the register of the notary Kolodezeva T.A. under number No. 4B-679 on 24 December 2007 on the one part, and

“Eco Telecom Limited” (registration number 79038, registered address at:                                                              ), hereinafter referred to as the “Borrower”, represented by                                                              , acting under the Charter, on the other part,

the Bank and the Borrower are hereinafter collectively referred to as the “Parties”, and separately as a “Party”,

taking into account:

•	the provisions of Article 2 of the Federal Law dated 27 December 2009 No. 361-FZ “On amending the Federal Law “On additional measures for support of the financial system of the Russian Federation”,

•

the Loan Agreement No. 110100/R1 dated 29 October 2008, as amended by Addendum No. 1 dated 22 December 2008 and Addendum No. 2 dated 29 October 2009 and Addendum No. 3 dated 30 December 2009 (the “Loan Agreement”), have entered into Addendum No. 4 to the Loan Agreement (the “Addendum No.4”) in order to address the following issues,

1. To amend clause 4.2 of Article 4 of the Loan Agreement as follows:

“4.2. The interest rate on the Loan Agreement is set as follows:

4.2.1. in respect of 500,000,000.00 (Five Hundred Million 00/100) US Dollars outstanding under the Loan – LIBOR + *** percent per annum;

4.2.2. in respect of 1,500,000,000.00 (One Billion Five Hundred Million 00/100) of US Dollars outstanding under the Loan – LIBOR + *** percent per annum.

ENGLISH TRANSLATION

CONFIDENTIAL TREATMENT REQUESTED BY ECO TELECOM LIMITED

AND ALTIMO HOLDINGS & INVESTMENTS LIMITED

*** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL

TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION

For the period from the date of execution of the Loan Agreement up to and including 29 October 2009 (the “Extension date”), for the purposes of the Loan Agreement, LIBOR means the rate per annum offered for deposits in US Dollars as specified on the page “LIBOR01” of the REUTERS information system as of 11:00 am (London time) on the Loan granting date.

For the period from the date following the Extension date up to and including 26 January 2010, for the purposes of the Loan Agreement, LIBOR means the rate per annum offered for deposits in US Dollars at the London Market for Interbank loans as specified on the page “LIBOR01” of the REUTERS information system and set by the British Bankers’ Association as of 11:00 am (London time) two working days before the Loan granting date.

For the period from 27 January 2010 up to and including the date of the final payment on the Loan, for the purposes of the Loan Agreement, LIBOR means the rate per annum offered for deposits in US Dollars at the London Market for Interbank loans as specified on the page “LIBOR01” of the REUTERS information system and set by British Bankers’ Association as of 11:00 am (London time) two working days before the Extension date.For the purpose of this provision working days means the working days for banks in UK”.

2. Other terms and conditions of the Loan Agreement remain unchanged,

3. The Borrower undertakes, within 14 (fourteen) calendar days from the date of entering into Addendum No.4, execute an addendum to the Share Pledge Agreement No. 110200/R1-DZA dated 01 November 2008 and procure the execution by the Surety an of addendum to the Suretyship Agreement No. 110100/R1-DP/Altimo dated 29 October 2008 on making amendments stipulated by Addendum No. 4.

4. The Borrower undertakes, within 180 (one hundred and eighty) calendar days from the date of conclusion of Addendum No.4, to register the Share Pledge Agreement No. 110200/R1-DZA dated 01 November 2008 (as amended by Addendum No.4) in the register of Gibraltar in accordance with laws of Gibraltar.

5. The Addendum No. 4 is an integral part of the Loan Agreement.

6. On the date of execution of Addendum No. 4 between the Bank and Central Bank of the Russian Federation, an addendum has been executed to the deposit agreement, provided to the Bank in accordance with Article 2 of the Federal Law No. 173-FZ dated 13 October 2008 “On additional measures for support of the financial system of the Russian Federation”, stipulating the setting of interest rates on deposits, in accordance with Article 2 of the Federal Law No. 361-FZ dated 27 December 2009 “On amending the Federal Law “On additional measures for support of the financial system of the Russian Federation”.

7. The Borrower, within 60 (sixty) calendar days from the date of conclusion of Addendum No.4, undertakes to:

7.1. Provide the Bank with a certified extract from the resolution of the authorized management body of the Borrower on the approval of entering into Addendum No. 4, in accordance with the laws of the country of registration of Surety and the constitutional documents of the Surety (if required),

ENGLISH TRANSLATION

CONFIDENTIAL TREATMENT REQUESTED BY ECO TELECOM LIMITED

AND ALTIMO HOLDINGS & INVESTMENTS LIMITED

*** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL

TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION

7.2. Provide the Bank with a certified copy of the extract from the resolution of the Borrower’s authorized management body on the approval of entering into an addendum to the Share Pledge Agreement No. 110200/R1-DZA dated 01 November 2008 about making amendments, stipulated by Addendum No. 4, in accordance with the laws of the country of registration of the Borrower and constitutional documents of the Borrower (if required);

7.3. Ensure procurement to the Bank of a certified copy of the extract from the resolution of the Surety’s authorized management body about the approval of entering into addendum to the Suretyship agreement No. 110100/R1-DP/Altimo dated 29 October 2008 on making amendments, stipulated by Addendum No. 4, in accordance with the legislation of the country of registration of the Surety and constitutional documents of the Surety (if required);

7.4. Provide and ensure provision of the confirmations to the Bank from the Borrower and the Surety that execution of Addendum No. 4 and addendum to the Suretyship Agreement No. 110100/R1-DP-Atimo dated 29 October 2008 do not violate the Borrower’s and Surety’s obligations under the existing loan agreements, credit agreements, suretyship agreements and other agreements, entered into by the Borrower and the Surety, as well as there are no bankruptcy proceedings with regard to the Borrower and Surety.

8. The Bank received, within 30 (thirty) days from the date of entering into Addendum No. 4, the legal opinion from an independent legal consultant, acceptable to the Bank within and confirming the legal capacity of the Borrower/Pledgor/Surety and confirming that the execution of Addendum No. 4 by them, the addenda to the Shares Pledge Agreement No. 110200/R1-DZA dated 01 November 2008 and the Suretyship Agreement No. 110100/R1-DP/Altimo dated 29 October 2008 do not contradict the laws of the country of registration of the Borrower/Pledgor/Surety. Thereby the expenses of the independent legal consultant are paid by the Borrower.

9. In case the Borrower violates the conditions, stated in clause 7 of Addendum No. 4, as well as in case of non-receipt of the opinion, stated in clause 8 of Addendum No.4, by the Bank, the Bank has the right to declare the entire outstanding amount as immediate for payment under the Loan Agreement.

10. Addendum No. 4 is executed in 2 (two) originals, one original for each of the Parties.

ENGLISH TRANSLATION

CONFIDENTIAL TREATMENT REQUESTED BY ECO TELECOM LIMITED

AND ALTIMO HOLDINGS & INVESTMENTS LIMITED

*** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL

TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION

ADDRESSES AND REQUISITES OF THE PARTIES:

Vnesheconombank	Eco Telecom Limited

9, Prospekt Akademika Sakharova Moscow,

GSP-6, 107996

ID Taxpayer Number 7750004150, Record

Validity Code (KPP) 775001001

Primary State Registration Number

(OGRN) 10444110000102

Correspondent Account No. *** with

Operations Department (OPERU) of the Moscow

Main Branch (GTU) of the Bank of Russia

Current USD account #*** Current RUB account # *** at Vnesheconombank

For Vnesheconombank	For the Borrower

The Deputy Chairman of Vnesheconombank /s/ A.B. Ballo A.B. Ballo	/s/ M. Kushnareva M. Kushnareva